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                      Rule 424(b)(2)
                      File Numbers: 333-2297 and 33-54049

Pricing Supplement Number:  133                  Dated:  November 8, 1996


(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                          21869EFQ3

Principal Amount:                               49,000,000.00

Settlement Date:                                11/8/96

Base Rate:                                      EFFECTIVE FED FUNDS (TELERATE
                                                PG. 120)

Index Maturity:                                 DAILY

Initial Interest Rate:                          5.47% (5.28% EFFECTIVE FED FUNDS
                                                RATE, 11/7/96)

Spread or Spread Multiplier, if applicable:     PLUS 19 BPS.

Interest Rate Reset Dates:                      DAILY (USING PRIOR DAY'S
                                                EFFECTIVE FED FUNDS RATE)

Interest Payment Dates:                         MONTHLY ON THE TENTH DAY OF EACH
                                                MONTH OR NEXT GOOD BUSINESS DAY

First Coupon:                                   12/10/96

Day Count:                                      ACTUAL/360

Stated Maturity Date:                           05/10/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: